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                              CONSULTING AGREEMENT


         This Consulting Agreement (the "Agreement") is entered into this 22nd day of July, 1999, by and between Coast Bancorp, a California corporation and Coast Commercial Bank, a California banking corporation on the one hand (collectively the "Company"), their successors or assigns and HARVEY J. NICKELSON ("Consultant") on the other hand.

                                    RECITALS

                  A. Consultant represents that he possesses expertise and knowledge in the area of commercial banking and contact in banking in Santa Cruz County, California.
                  B. The Company desires to retain Consultant in a consulting capacity to avail themselves of his skills and knowledge of banking in Santa Cruz County.
                  C. Consultant desires to be affiliated with the Company in such a consulting capacity, subject to the terms and conditions of this Agreement.
         NOW, THEREFORE, in consideration of the above recitals and of the mutual provision and conditions contained in this Agreement, it is agreed as follows:
                  1. SCOPE OF SERVICES. During the term of this Agreement as provided in Section 2, Consultant shall make himself available upon receipt of seventy-two (72) hours written notice, to market the services of the Company; for general consultation concerning the business activities of the Company' and to cooperate fully with and assist the Company in connection with any litigation or alternative dispute resolution involving the Company ("Consulting Services").
                  2. TERM. The term of this Agreement shall commence upon the later of consultant's sixtieth birthday or the termination of his position as president and Chief Executive


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Officer of the Company and shall terminate upon his attaining age sixty-three
(63).

                  3. INDEPENDENT CONTRACTOR RELATIONSHIP. In all Consulting Services rendered to the Company during the term of this Agreement, Consultant understands and agrees that Consultant is acting as an independent contractor, not as an employee. Consultant is not authorized to incur any obligation of any description on behalf of the Company. Consultant will not be entitled to any benefits afforded by the Company. Consultant is not required to adhere to any formal schedule or work hours or duties. Consultant will maintain his own office or home office, and will pay for his own equipment, materials, supplies and other overhead expenses. The Company will not supervise the services Consultant renders to it, will not give detailed instructions to him in connection with his services as an independent contractor, and will not otherwise exercise control nor retain the right to control the means and manner by which Consultant accomplishes the Consulting Services which Consultant undertakes for the Company. Consultant alone will be responsible for the timely and satisfactory completion of his duties.
                  4. WARRANTIES, REPRESENTATIONS AND CONVENANTS. Consultant acknowledges and warrants that Consultant is engaged in an independent business and has complied, and in the future will comply, with any and all federal, state and local laws regarding the Consulting Services to be performed for the Company. The Company further acknowledges that Consultant is engaged, or can engage, in other activities for other clients and that the Company is not, and need not be, his sole client.
                  5. COMPENSATION. In consideration of the Consulting Services provided by consultant to the Company, Consultant will be paid at the rate of $125,000 per year, payable in equal monthly installments. Consultant will invoice the Company on the effective date of this Agreement, and thereafter on the 1st (first) of each month, for the duration of this Agreement.


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Payments by the Company to Consultant will be made within five (5) business days of receipt of the invoice.

                  6. EXPENSES. Consultant will be reimbursed for expenses incurred directly on behalf of the Company upon presentation of appropriate documentation.
                  7. CONFIDENTIALITY. By virtue of Consultant's engagement with the Company as an independent contractor, Consultant will be entrusted with confidential and proprietary information pertaining to the Company's business. Except as required and expressly authorized by the Company or as required by law, during his engagement, Consultant agrees that Consultant will not, at any time during his engagement or thereafter, use for his own benefit, or disclose to others, any confidential business or financial affairs or proprietary information of the Company.
                  8. TERMINATION. The Agreement may be terminated for "cause" by the Company or upon the Consultant's death. For this purpose, "cause" shall mean any act of personal dishonesty or willful misconduct in connection with the Company, embezzlement, fraud, intentional failure to comply with the Company's policies, willful violation of any banking law, rule or regulation, or material breach of any provision of this Agreement.
                  9. RELATIONSHIP OF PARTIES. Consultant understands and acknowledges that no workers' compensation insurance or disability insurance has been or will be obtained on his behalf, by the Company. Consultant also understands and acknowledges that no deductions or withholding will be made from the payments the Company makes to him for his Consulting Services for any employment-related taxes or contributions of any kind, including payroll and employment taxes and contributions (e.g., FICA, FUTA, SSI, SUI/SDI, of federal or state income taxes). Consultant understands that Consultant will be responsible to report all amounts Consultant receives from the Company as ordinary self-employment income on his applicable


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tax return(s). Consultant understands that Consultant remains solely responsible for any workers' compensation and disability insurance and taxes, and Consultant agrees to indemnify, defend and holds the Company harmless from any liability for workers' compensation or disability claims, taxes, contributions, penalties or interest that may arise from his failure to comply with his self-employment obligations.

                  10. INDEMNIFICATION. Consultant expressly agrees to indemnify, defend and hold harmless the Company from and against any and all loss, liability, expense, claims, costs, suit and damages, including attorneys' fees, arising out of the performance of Consulting Services under this Agreement.

                  11. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California.

                  12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the Company and the undersigned Consultant and supersedes, cancels and annuls any and all previous contracts, agreements, arrangements or understandings, whether oral, written or implied, between the parties hereto with respect to the matters covered by this Agreement. This Agreement may be modified only in writing signed by the Company and the undersigned Consultant.


                  13.(a) Attorneys' Fees. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.


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                  13.(b) WAIVER OF JURY TRIAL. THE COMPANY AND EXECUTIVE EACH
HEREBY MUTUALLY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF OR UNDER IN CONNECTION WITH THIS AGREEMENT OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OR CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

                  14. ENFORCEMENT. If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all of these circumstances. Consultant acknowledges that he has read and understands this Agreement and signs it voluntarily.

COAST BANCORP                             CONSULTANT

By:_/S/ JAMES C. THOMPSON
        -----------------
Its:  CHAIRMAN                            /S/ HARVEY J. NICKELSON
      --------                                -------------------

COAST COMMERCIAL BANK

By:


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Its:


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